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COMPUTATION OF EARNINGS PER SHARE                                   Exhibit 11.1
Carolina First Corporation and Subsidiaries
                                                                                                                           YTD
                                                               1st Qtr 1997     2nd Qtr 1997     3rd Qtr 1997     3rd Qtr 1997
                                                              ==============   ==============   ==============   ==============
A.   Net income..............................................  $ 1,717,000      $ 4,661,000      $ 3,638,000      $10,016,000
     Less:  Dividends on preferred stock.....................            0                0                0                0
                                                              --------------   --------------   --------------   --------------
B.   Net income applicable to common shareholders............  $ 1,717,000      $ 4,661,000      $ 3,638,000      $10,016,000
                                                              ==============   ==============   ==============   ==============
Primary Earnings Per Share

     Average shares outstanding..............................   11,304,437       11,371,845       11,855,443       11,510,575
     Dilutive average shares outstanding under options.......      357,493          324,244          517,687          399,808
     Exercise prices.......................................$4.81.to.$16.20  $4.81 to $14.69  $4.81 to $17.50
     Assumed proceeds on exercise............................   $3,748,808      $ 3,147,627      $ 5,597,375      $ 4,164,604
     Average market value per share..........................        17.16            15.61            17.58            16.78
     Less:  Treasury stock purchased with the assumed
        proceeds from exercise of options....................      218,462          201,642          318,394          248,189
                                                              --------------   --------------   --------------   --------------
C.   Adjusted average shares -- Primary......................   11,443,468       11,494,447       12,054,736       11,662,194
                                                              --------------   --------------   --------------   --------------
     Primary Earnings Per Share (B/C)........................        $0.15            $0.41            $0.30            $0.86
                                                              ==============   ==============   ==============   ==============
Fully Diluted Earnings Per Share

     Average shares outstanding..............................   11,304,437       11,371,845       11,855,443       11,510,575
     Dilutive average shares outstanding under options.......      357,493          324,244          525,487          402,408
     Exercise prices.......................................$4.81.to.$16.20  $4.81 to $14.69  $4.81 to $19.58
     Assumed proceeds on exercise............................   $3,748,808      $ 3,147,627       $5,746,125       $4,214,187
     Market value per share..................................        17.16            15.61            21.88            18.22
     Less:  Treasury stock purchased with the assumed
        proceeds from exercise of options....................      218,462          201,642          262,620          231,295
                                                              --------------   --------------   --------------   --------------
     Adjusted averaged shares................................   11,443,468       11,494,447       12,118,310       11,681,688
                                                              --------------   --------------   --------------   --------------
     Common shares from the assumed conversion of
        convertible preferred stock..........................       34,915                0                0           11,638
                                                              --------------   --------------   --------------   --------------
D.   Adjusted average shares -- Fully diluted.................  11,478,383       11,494,447       12,118,310       11,693,326
                                                              --------------   --------------   --------------   --------------
     Fully Diluted Earnings Per Share (A/D)..................        $0.15            $0.41            $0.30            $0.86
                                                              ==============   ==============   ==============   ==============
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